UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 14, 2011

MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California	92007
(Address of Principal Executive Offices)	(Zip Code)

(760) 479-5080
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective as of February 8, 2011, the Audit Committee of the Board of Directors of MACC Private Equities Inc. (the “Company”), approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.  The Company concluded that it would not be cost effective for KPMG to continue in light of the small size of the Company.

In connection with the audits of the fiscal years ended September 30, 2010 and 2009 and all subsequent interim periods through the date of dismissal, there were no: (1) disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with KPMG’s reports, or (2) no reportable events under Item 304(a)(1)(v) of Regulation S-K, except that:

(a)	KPMG advised the Company of the following material weaknesses in its letter dated December 29, 2010:

(1)
The Company’s policies and procedures over the preparation and accumulation of information used in the investments valuation process and management’s review thereof are not appropriately designed to identify matters that may affect the appropriateness and reliability of information provided to the valuation committee. Specifically, its policies and procedures and management review controls were not designed to ensure the appropriateness and consistency in (a) the preparation of the portfolio company financial information provided to the valuation committee, (b) the procedures used to ensure the relevancy and reliability of the underlying financial information provided by the portfolio companies, and (c) the methods used to value the Company’s individual investments.

(2)
The Company’s entity-level policies and procedures for monitoring internal control over financial reporting were not sufficient. Specifically, it did not have sufficient personnel with an appropriate level of technical accounting knowledge, experience, and training who could execute appropriate monitoring controls and perform adequate supervisory reviews over the investments valuation process. This material weakness contributed to the additional material weakness discussed above.

These material weaknesses resulted in an adjustment to the allocation of the decline in fair value to individual investment holdings in one portfolio company that has been reflected in the financial statements included in the Company’s annual report on Form 10-K for the year ended September 30, 2010.

(b)
During 2010, the Company filed amended Forms 10-Q for the periods ended (i) June 30, 2010, to indicate that the financial statements were not reviewed by KPMG in accordance with SAS No. 100 as required by Rule 10-01(d) of Regulation S-X, and (ii) for the periods ended December 31, 2009 and March 31, 2010, to amend and restate the presentation of “Condensed Statements of Operations” and “Condensed Statement of Changes in Net Assets” under Item 1. The Form 10-Q for the quarterly period ended June 30, 2010,  referred to in (i), was subsequently amended when the SAS No. 100 review was completed.

The audit reports of KPMG on the financial statements of the Company as of and for the years ended September 30, 2010 and 2009, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on the financial statements of the Company as of and for the year ended September 30, 2010, contained a separate paragraph stating “the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company does not have sufficient cash on hand to meet current obligations.  These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Also, effective February 8, 2011, the Audit Committee approved the appointment of BBD, LLP (“BBD”) as the Company’s new independent registered public accounting firm. During the fiscal years ended September 30, 2010 and 2009 and through all subsequent interim periods through the date of engagement, the Company did not, nor did anyone acting on the Company’s behalf, consult BBD regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any reportable events described under Item 304(a)(2)(ii) of Regulation S-K.

The Company provided a copy of the above disclosures to KPMG and requested KPMG to provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the disclosures. A copy of KPMG’s letter, dated February 11, 2011, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACC PRIVATE EQUITIES INC.

Date: February 14, 2011	By:	/s/ Travis T. Prentice
Travis T. Prentice
President and CEO

EXHIBITS LIST

Exhibit Name	Exhibit
Number

Letter from KPMG LLP dated February 14, 2011	16.1